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                                                                   EXHIBIT 10.17


                              AEA INVESTORS INC.




                                                                   July 15, 1996


Mr. Frank A. Riddick III
Armstrong World Industries, Inc.
Liberty and Charlotte Streets
P.O. Box 3001
Lancaster, PA  17604


             Re: Shareholders Agreement, dated as of December 29, 1995 (the "Agreement"), among Dal-Tile International Inc. (the
                      ---------
                     "Company"), AEA Investors Inc. ("AEA"), Armstrong World
                     -------                         ---
                     Industries, Inc. ("AWI"), Armstrong Enterprises, Inc. and
                                        ---
                     Armstrong Cork Finance Corporation.


Dear Frank:

                As you know, the Company is preparing for an initial underwritten public offering (the "IPO") of its common stock (the "Shares").
                              ---------                       -----------
This letter sets forth certain agreements among the undersigned with respect to the IPO and certain related matters.

                1. As we have discussed, we are planning to restructure the equity holdings of the Company prior to the IPO so that the shares of each of the six classes of the Company's common stock currently held by all holders other than AWI and its subsidiaries are exchanged by way of a merger (the

"Merger") for interests in DTI Investors LLC, a Delaware limited liability
 ------
company (the "LLC"), such that, after the Merger, the LLC will own 63% of the
              ---
outstanding shares of the Company's common stock and AWI and its subsidiaries will own the remaining 37%. To the extent necessary to effectuate the intent of the Agreement (and until the LLC is dissolved), the LLC will be deemed to replace and assume the obligations of the AEA Parties (as defined in the Agreement), and the LLC hereby agrees to be bound thereby. The undersigned further agree that, from and after the IPO, Sections 3.6 (a) and (b) of the Agreement will be of no further force or effect.

                2. (a) Simultaneously with the IPO, the Company will sell directly (the "Direct Placement") to AWI or a subsidiary of AWI, and AWI or such
          ---------------------
subsidiary will purchase directly from the Company, at the price per share at which Shares are being initially offered for sale to the public in the IPO (the "Initial IPO Price"), such number of
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Shares (rounded upwards to the nearest whole share) as is equal to the product of (i) $10,000,000 multiplied by (ii) a fraction, the numerator of which is one and the denominator of which is the Initial IPO Price. AWI hereby confirms and agrees that the Shares being acquired by it or its subsidiary in the Direct Placement are being acquired for investment purposes only and not with a view to distribution. AWI agrees that neither it nor any subsidiary of it will sell or otherwise dispose of such Shares in violation of any applicable laws or regulations, including federal and state securities laws and regulations.


                (b)  During the 270-day period following the first to occur of
(i) the closing of the sale of Shares to the underwriters pursuant to the exercise of their over-allotment option in the IPO (the "Over-Allotment Option")
                                                         ---------------------
and (ii) the expiration of the Over-Allotment Option, AWI or one or more of its subsidiaries will purchase, from time to time, additional Shares in open market transactions at then prevailing market prices having an aggregate purchase price (exclusive of brokerage commissions) of $15,000,000 (the "Open Market
                                                           -----------
Purchases") in connection therewith.  AWI and its subsidiaries will engage
- --------
Smith Barney Inc. exclusively as the broker for any and all Open Market Purchases in connection therewith. AWI and its subsidiaries will effect all Open Market Purchases in compliance with all applicable laws and regulations, including federal and state securities laws and regulations. AWI will give the Company and AEA notice of each Open Market Purchase made by it or any of its subsidiaries within three business days thereafter.


                (c) The Company and AEA hereby waive the restrictions contained in Section 4.7(b) of the Agreement solely to the extent necessary to permit AWI or its subsidiaries to effect the Direct Placement and the Open Market Purchases.

             3. The undersigned agree to eliminate from the Agreement the requirement that two additional directors be appointed to the Company's board of directors in the event of a Qualified Public Offering (as defined in the Agreement). Accordingly, Section 3.2(e) of the Agreement shall be of no further force and effect, and the words", and prior to the occurrence of a Qualified Public Offering," shall be deleted from Section 3.2(a) of the Agreement.






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        This letter agreement shall amend and modify the Agreement to the extent set forth herein. In all other respects the Agreement shall continue in full force and effect. Please indicate your agreement as of the date first written above by signing below.



                                              Very truly yours,

                                              AEA INVESTORS INC.

                                              for itself and for

                                              DTI INVESTORS LLC

                                              By: /s/ Henry F. Skelsey
                                                 ------------------------
                                                 Name:
                                                 Title:


                                              DAL-TILE INTERNATIONAL INC.



                                              By: /s/ Henry F. Skelsey
                                                  ------------------------
                                                  Name:
                                                  Title:


Agreed and Accepted as of the date first above written:


ARMSTRONG WORLD INDUSTRIES, INC.



By: /s/ Frank A. Riddick III
    -------------------------
    Name: Frank Riddick III
    Title: Sr. VP and CFO

ARMSTRONG ENTERPRISES, INC.

By: /s/ Frank A. Riddick III
    --------------------------
    Name: Frank A. Riddick III
    Title:


ARMSTRONG CORK FINANCE CORPORATION

By: /s/ Frank A. Riddick III
    --------------------------
    Name: Frank A. Riddick III
    Title:






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